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EXHIBIT 10.5

                               CONTINUING GUARANTY
                                    AGREEMENT


         THIS CONTINUING GUARANTY ("Guaranty") dated as of November 3rd, 2005 is made by Neil Koehler, an individual ("Guarantor"), in favor of W.M. Lyles Co., a California corporation ("Design-Builder").

                                    RECITALS

         A. Design-Builder desires to enter into Design-Build Agreements with Pacific Ethanol Madera LLC, a Delaware limited liability company ("PEM"), to construct an ethanol plant in Madera, California (the "Plant").

         B. Subject to the terms of that certain letter agreement between Pacific Ethanol California, Inc., a California corporation ("Sponsor") and Design-Builder, dated the date hereof (as in effect on the date hereof, "Letter Agreement"), attached to this Guaranty for reference, Sponsor agreed to reimburse Design-Builder in the event Design-Builder pays delay and/or performance liquidated damages to PEM for purposes of an Engineer Performance Failure or an Engineer Delay Failure. The terms "Engineer Performance Failure" and "Engineer Delay Failure" are defined in the Letter Agreement.

         C. Design-Builder requires that Guarantor execute and deliver this Guaranty as a condition of executing the Design-Build Agreements.

         NOW, THEREFORE, in order to induce Design-Builder to enter into the Design-Build Agreements, and in consideration thereof, Guarantor agrees as follows:

1. CONTINUATION OF UNDERLYING AGREEMENTS. The Guarantor's obligations under this Guaranty remain in full force and effect and are incorporated by reference as though set forth in their entirety herein. It is further understood and agreed that this Guaranty is not in substitution or waiver of Design-Builder's rights and remedies arising under and in connection with the Design-Build Agreements and this Guaranty.

2. OBLIGATION GUARANTEED. For valuable consideration, the undersigned Guarantor unconditionally guarantees to Design-Builder the prompt payment in full of all of the Sponsor's payment obligations under the Letter Agreement (the "Guaranteed Obligations"). In the event that Sponsor fails to satisfy its payment obligations under the Letter Agreement, then Design-Builder shall promptly notify Guarantor of such failure and, subject to Section 3 below, Guarantor shall pay to Design-Builder an amount equal to the amount Sponsor so failed to pay within 10 business days of the date of such notice. Notwithstanding the foregoing, (a) if Guarantor makes any payment to Design-Builder hereunder and Design-Builder subsequently recovers amounts from the Engineer arising out of claims made for Engineer Performance Failure, Engineer Delay Failure, or otherwise, to the extent that such amounts are not turned over to Sponsor per the Letter Agreement, Design-Builder shall promptly reimburse Guarantor for such

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collected amounts, (b) Design-Builder shall proceed against Sponsor and seek payment under the Letter Agreement before seeking payment from Guarantor hereunder, and (c) Design-Builder shall call on this Guaranty and the guaranty provided on the date hereof by William L. Jones on a PRO RATA basis (provided, that if such other guarantor fails to make such payment, then the Guarantor shall be responsible for the shortfall up to the limits set forth in Section 3 below).

3. EXTENT OF LIABILITY. The liability of Guarantor hereunder shall not exceed the sum of Four Million Dollars ($4,000,000), plus any attorneys' fees, costs and expenses as provided in Paragraph 9 of this Guaranty. The liability of Guarantor under this agreement is exclusive and independent of any security for or other guarantee of the indebtedness of Sponsor, whether executed by Guarantor or any other party, and the liability of Guarantor under this Guaranty is not affected or impaired by any of the following:

         (a)      Any Guaranteed Obligation exceeding Guarantor' liability;
         (b)      Any direction of application by Sponsor or any other party;
         (c) Any other continuing or other guaranty, undertaking of Guarantor or of any other party as to the Guaranteed Obligation;
         (d) Any payment on or in reduction of any other guaranty or undertaking;
         (e) Any notice of termination of this Guaranty as to future transactions given by, or the death or termination of, or the revocation or release of any obligations under this Guaranty of, any other of the Guarantor;
         (f) Any dissolution, termination or increase, decrease or changes of personnel of any of the Guarantor; or
         (g) Any payment made to the Sponsor on the Guaranteed Obligation that Design-Builder repays to Sponsor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding. Guarantor waives any right to the deferral or modification of Guarantor's obligations by virtue of any such proceeding.

4. JOINDER OF PARTIES. The obligation of Guarantor is independent of the obligations of Sponsor. Design-Builder, who may bring and prosecute a separate action or actions against Guarantor, whether it brings an action against Sponsor, or joins Sponsor in any action or actions commenced. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting the Guarantor's liability under this Guaranty or the enforcement of this Guaranty. Any payment by Sponsor or other circumstance that operates to toll any statute of limitations as to Sponsor also operates to toll the statute of limitations as to Guarantor.

5. CHANGE OF OBLIGATION. Guarantor authorizes Design-Builder, (whether or not after revocation or termination of this Guaranty) without notice or demand (except any notice or demand that is required by statute and cannot be waived) and without affecting or impairing their liability, from time to time to do any of the following:

         (a) Renew, compromise, extend, accelerate or otherwise change the time for performance of, or otherwise change the terms of the Guaranteed Obligation including increase or decrease the rate of interest;

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         (b)      Take and hold security for the performance of this Guaranty or the Guaranteed Obligation, and exchange, enforce, waive and release any security;
         (c) Apply security and direct the order or manner of sale of security as Design-Builder in its discretion may determine;
                  and
         (d)      Release or substitute any one or more of the Guarantor.

Design-Builder may not assign this Guaranty in whole or in part. Design-Builder may not increase the scope of the Guaranteed Obligations without the prior written consent of the Guarantor.

6. CAPACITY AND AUTHORITY. If Sponsor is a corporation, partnership or other entity, Design-Builder need not inquire into or verify the powers of Sponsor or the authority of those acting or purporting to act on behalf of Sponsor, and this Guaranty is enforceable with respect to any Guaranteed Obligation in reliance on the purported exercise of those powers or authority.

7. WAIVER OF DEFENSES.

         (a) Guarantor waives any defense based on or arising out of any defense of Sponsor other than payment in full of the Guaranteed Obligation, including without limitation any defense based on or arising out of the disability of Sponsor, the unenforceability of the Guaranteed Obligation from any cause, or the cessation from any cause of the liability of Sponsor other than payment of the Guaranteed Obligation.

         (b) Guarantor assumes all responsibility for keeping Guarantor informed of Sponsor's financial condition and assets, and of all other circumstances bearing on the risk of nonpayment of the indebtedness and the nature, scope, and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that Design-Builder shall have no duty to advise Guarantor of information known to it regarding those circumstances or risks.

8. SUBORDINATION. From and after the date Sponsor owes Design-Builder any monies under the Letter Agreement and until such time as such monies are paid to Design-Builder, any indebtedness of Sponsor now or later held by Guarantor is subordinated to the indebtedness of Sponsor to Design-Builder, and all indebtedness of Sponsor to Guarantor, if Design-Builder so requests, shall be collected, enforced, and received by Guarantor as trustees for Design-Builder and be paid over to Design-Builder on account of the indebtedness of Sponsor to Design-Builder, without affecting or impairing in any manner the liability of Guarantor under the other provisions of this Guaranty. Any instruments now or later evidencing any indebtedness of Sponsor to the undersigned shall be marked with a legend that they are subject to this Guaranty, and, if Design-Builder so requests, shall be delivered to Design-Builder.

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9. ATTORNEYS' FEES AND COSTS. In addition to the amounts guaranteed under this
Guaranty, Guarantor agrees to pay reasonable attorneys' fees and all other out-of-pocket costs and expenses incurred by Design-Builder in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

10. NONWAIVER OF RIGHTS OF DESIGN-BUILDER. No right or power of Design-Builder under this Guaranty shall be deemed to have been waived by any act or conduct on the part of Design-Builder, or by any neglect to exercise that right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Design-Builder.

11. EFFECT ON HEIRS AND ASSIGNS. This Guaranty and the liability and obligations of Guarantor under this Guaranty are binding on Guarantor and the Guarantor's respective heirs, executors and assigns, and inure to the benefit of and are enforceable by Sponsor and its successors, transferees and assigns.

12. NOTICES. Any notice given by any party under this Guaranty shall be personally delivered or sent by United States mail, postage prepaid, and addressed to Design-Builder or Guarantor at their respective addresses for notices indicated below. Guarantor and Design-Builder may change the place to which notices, requests and other communications are to be sent to them by giving written notice of that change to the other.

13. GOVERNING LAW AND MODIFICATION. This Guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, performance and enforcement, and its terms and provisions may not be waived, altered, modified or amended except in writing duly signed by an authorized officer of Design-Builder and by Guarantor.

14. INVALIDITY. If any provision of this Guaranty contravenes or is held invalid under the laws of any jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this agreement shall be construed and enforced accordingly.

15. HEADINGS. Headings in this Guaranty are for convenience only and shall not be used to interpret or construe its provisions.

16. COUNTERPARTS. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty on this 3rd day of November 2005.


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of November 2005.
                                        GUARANTOR:

                                        ---------------------------


                                        By: Neil M. Koehler
                                        ---------------------------

                                        Address for Notices to Guarantor:
                                        2429 Bucklebury
                                        ---------------------------
                                        Davis, CA  95616
                                        ---------------------------



                                        SPONSOR:
                                        Pacific Ethanol California, Inc.


                                        By /s/ Ryan Turner
                                        ---------------------------
                                        Address for Notices to Sponsor:
                                        5711 N. West Ave.
                                        ---------------------------
                                        Fresno, CA  93711
                                        ---------------------------


                                        ACKNOWLEDGED BY DESIGN-BUILDER:
                                        W.M. Lyles Co.

                                        By /s/ Michael A. Burson
                                        ---------------------------

                                        Address for Notices to Design-Builder:
                                        1210 W. Olive Ave.
                                        ---------------------------
                                        Fresno, CA  93728
                                        ---------------------------


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